UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2008

PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Shareholders’ Meeting of Pediatrix Medical Group, Inc. (the “Company”) held on May 23, 2008, the shareholders approved the Company’s 2008 Incentive Compensation Plan (the “Plan”). The Plan was adopted by the Company’s Board of Directors on March 24, 2008, subject to shareholder approval, and became effective when such shareholder approval was obtained.

A description of the terms and conditions of the Plan is contained in Exhibit 99.1 to this current report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events

The Company announced, that on May 23, 2008, its Board of Directors authorized a share repurchase program, pursuant to which the Company may purchase, effective immediately, up to $100 million of its common stock in open market purchases based upon price, general economic and market conditions and trading restrictions.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1—Pediatrix 2008 Incentive Compensation Plan (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement filed under Schedule 14A on April 7, 2008).

99.1—Description of the Terms and Conditions of the Pediatrix 2008 Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.

Date: May 27, 2008	By:	/s/ Karl B. Wagner
	Name:	Karl B. Wagner
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Pediatrix 2008 Incentive Compensation Plan (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement filed under Schedule 14A on April 7, 2008).

99.1	Description of the Terms and Conditions of the Pediatrix 2008 Incentive Compensation Plan.